UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2026

Magnolia Oil & Gas Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38083 (Commission File Number)	81-5365682 (I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300

Houston, Texas 77046

(Address of principal executive offices, including zip code)

(713) 842-9050

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

Item 1.01. Entry Into a Material Definitive Agreement.

Purchase Agreement

On July 19, 2026, Magnolia Oil & Gas Corporation, a Delaware corporation (“Magnolia”), and Magnolia Oil & Gas Operating LLC, a Delaware limited liability company (“Buyer” and, together with Magnolia, the “Buyer Parties”), entered into a purchase and sale agreement (the “Purchase Agreement”) with WildFire Energy I LLC, a Delaware limited liability company (“Seller”), pursuant to which Buyer agreed to purchase from Seller 100% of the issued and outstanding limited liability company interests (the “Acquired Interests”) of WildFire Intermediate Holdings, LLC (“Target”).

As consideration for the purchase of the Acquired Interests and the transactions contemplated by the Purchase Agreement (collectively, the “Acquisition”), the purchase price shall be comprised of (i) cash in the amount of $2,650 million (the “Cash Consideration”), subject to certain customary adjustments as set forth in the Purchase Agreement, and (ii) 32,203,000 shares of Magnolia’s Class A common stock (“common stock”), par value $0.0001 (the “Equity Consideration”), as well as the assumption of $600 million of the Target’s outstanding 7.500% Senior Notes due 2029.

The obligations of the parties to complete the Acquisition are subject to the satisfaction or waiver of customary closing conditions set forth in the Purchase Agreement, including the expiration or termination of all applicable waiting periods (“HSR Clearance”) imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In connection with and upon execution of the Purchase Agreement, Buyer deposited with an escrow agent a cash deposit equal to $200 million to assure the Buyer Parties’ and Seller’s performance of their respective obligations thereunder and therein, pursuant to an escrow agreement among the Buyer Parties, Seller, and the escrow agent.

The Purchase Agreement has been included with this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding the terms of the transactions contemplated therein. They are not intended to provide any other factual information about the Buyer Parties, Seller, Target or the Acquired Interests. The representations, warranties, covenants and agreements contained in the Purchase Agreement are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Magnolia security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Buyer Parties, Seller, Target or the Acquired Interests. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Magnolia’s public disclosures.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Registration Rights Agreement

Under the Purchase Agreement, Magnolia and Seller agreed to enter into a registration rights agreement, in substantially the form attached as Exhibit N to the Purchase Agreement in connection with the closing of the Acquisition (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, Magnolia will agree to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of any shares of common stock to be issued as the Equity Consideration. The Registration Rights Agreement provides for certain underwritten demand, “piggy-back” and shelf registration rights, subject to certain customary limitations. Additionally, Seller will agree to a 30-day lock-up period with respect to shares of common stock received in the Acquisition. Magnolia will also agree to pay certain expenses of Seller incurred in connection with the exercise of its rights under the Registration Rights Agreement and indemnify Seller for certain securities law matters in connection with any registration statement filed pursuant thereto.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the form of Registration Rights Agreement attached as Exhibit N to the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Third Amended and Restated RBL Facility

On July 19, 2026, Buyer executed a third amendment and restatement of its senior secured reserve-based revolving credit facility (the “Amended and Restated RBL Facility”) in its entirety, which upon the satisfaction of customary conditions, including the execution and delivery of definitive documentation with respect to the Amended and Restated RBL Facility and the consummation of the Acquisition, will provide for, among other things, maximum commitments in an aggregate principal amount of $2.25 billion with a letter of credit facility with a $100.0 million sublimit and a swingline facility with a $50.0 million sublimit, with an initial borrowing base of $2.0 billion and borrowing capacity of $1.75 billion that are subject to adjustments to the extent oil and gas assets are excluded from the Acquisition, and extend the maturity date to the earlier of (x) the fifth anniversary of the effectiveness of the Amended and Restated RBL Facility and (y) the date that is 91 days prior to the stated maturity date of Target’s 7.50% Senior Notes due 2029 (or, to the extent earlier than the fifth anniversary of the effectiveness of the Amended and Restated RBL Facility, the date that is 91 days prior to the stated maturity date of any refinancing indebtedness in respect thereof that is permitted under the Amended and Restated RBL Facility) if the outstanding aggregate principal amount of such notes equals or exceeds $100.0 million on such date. The Amended and Restated RBL Facility is guaranteed by certain parent companies and subsidiaries of Buyer and is collateralized by certain of Buyer’s oil and natural gas properties and has a borrowing base subject to semi-annual redetermination.

Borrowings under the Amended and Restated RBL Facility bear interest, at Buyer’s option, at a rate per annum equal to either the term SOFR rate or the alternative base rate plus the applicable margin. Additionally, Buyer is required to pay a commitment fee quarterly in arrears in respect of unused commitments under the Amended and Restated RBL Facility. The applicable margin and the commitment fee rate are calculated, at Buyer’s option, based upon the utilization levels of the Amended and Restated RBL Facility as a percentage of unused lender commitments then in effect during non-investment grade periods or based upon the applicable credit rating of Buyer during investment grade periods.

The Amended and Restated RBL Facility contains certain affirmative and negative covenants customary for financings of this type, including compliance with a leverage ratio of less than 3.50 to 1.00 and a current ratio of greater than 1.00 to 1.00.

The foregoing summary of the Amended and Restated RBL Facility does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Amended and Restated RBL Facility, which is filed herewith as Exhibit 10.1.

Bridge Facility Commitment Letter

On July 19, 2026, Buyer entered into a commitment letter (the “Commitment Letter”) among Buyer and the lenders party thereto, pursuant to which the lenders have committed to provide an aggregate initial principal amount of up to $1.50 billion in senior unsecured loans under a senior 364-day unsecured bridge term loan facility (the “Bridge Facility”) subject to certain conditions. In the event that certain financing arrangements cannot be obtained at all or on terms satisfactory to Buyer, Buyer may borrow under the Bridge Facility, subject to the satisfaction of customary conditions, including the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter and the consummation of the Acquisition.

Item 2.03, Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report regarding the Third Amended and Restated RBL Facility is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report regarding the Equity Consideration is hereby incorporated by reference into this Item 3.02. Any issuance of shares of common stock will be completed in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01. Regulation FD Disclosure.

On July 20, 2026, Magnolia issued a press release announcing the entry into the Purchase Agreement. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Also on July 20, 2026, as announced in the press release, Magnolia will be hosting an investor call beginning at 8:00 a.m. Eastern Time to discuss the Acquisition. A copy of the investor call presentation is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference. The investor call webcast and presentation will be available both live and for subsequent replay via the Events & Presentations page of Magnolia’s website at https://www.magnoliaoilgas.com/investors/events-and-presentations. Information contained on or accessible from Magnolia’s website is not, and shall not be deemed to be, incorporated by reference into this Current Report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings under the Securities Act, unless specifically identified therein as being incorporated therein by reference.   You should not assume that the information contained herein or the accompanying exhibits is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and assumptions that were utilized may have changed since those dates.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Magnolia. These risks include, but are not limited to: the delay or failure to consummate the Acquisition with the Seller due to unsatisfied closing conditions, such as HSR Clearance delay, or other factors; the ultimate amount of Cash Consideration to be paid or Equity Consideration to be issued in the Acquisition due to purchase price adjustments; the risk that, if acquired, the business of the Target does not perform consistent with Magnolia’s expectations; and the other risks identified in Magnolia’s 2025 Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this Current Report are made as of the date hereof, and Magnolia does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Purchase and Sale Agreement, dated as of July 19, 2026 by and among Magnolia Oil & Gas Corporation and Magnolia Oil & Gas Operating LLC, as buyers, and WildFire Energy I LLC, as seller.
10.1*	Third Amended and Restated Credit Agreement, dated as of July 19, 2026, by and among Magnolia Oil & Gas Intermediate LLC, Magnolia Oil & Gas Operating LLC, the banks, financial institutions and other lending institutions party thereto, and Citibank, N.A., as Administrative Agent and Collateral Agent.
99.1	Press Release issued July 20, 2026.
99.2	Investor Presentation, dated July 20, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL)

*	Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION

Date: July 20, 2026
By:	/s/ Timothy D. Yang
Name:	Timothy D. Yang
Title:	Executive Vice President, Chief Legal and Commercial Officer, Corporate Secretary and Land